SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

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                                FORM 8-K

                            CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 18, 2002

                          GREENHOLD GROUP, INC.
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(Exact name of registrant as specified in its charter)


Florida                         000-29707               65-0910697
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(State or other jurisdiction     (Commission             (I.R.S. Employer
   of incorporation)              File Number)            Identification No.)


                    1995 E. Oakland Park Boulevard
                    Suite 350
                    Fort Lauderdale, Florida 33306
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         (Address of principal executive office and zip code)


Registrant's telephone number including area code: (954) 564-0006
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(Former name or former address, if changed since last report)

Exhibit Index on Page 4


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ITEM 2.		Acquisition or Disposition of Assets

           Effective March 18, 2002 the Registrant entered into a Subscriber Acquisition Agreement with Earthlink, Inc. pursuant to which Registrant sold to Earthlink the subscribers associated with Registrants "Online Services" internet service provider for consideration of $165 per subscriber.

           Effective March 25, 2002 the Registrant entered into a Subscriber Acquisition Agreement with Accentra pursuant to which Registrant sold to Accentra a total of 1,688 subscribers and other intellectual property associated with Registrant's "Shadrach" internet service provider and the domain names and all rights associated with the domain names SHADRACH.NET and IDNSI.NET and all of the Web site contents located at www.shadrach.net and www.idnsi.net, for a total of $278,000, payable as set forth below:

           a non-refundable deposit of $50,000 upon execution of the agreement, a payment of $183,000, minus the amount of money for prepaid accounts as set forth in Schedule 1B of the agreement, which payment shall be due and payable on closing on March 31, 2002 and a final payment of $45,0000 due on July 15, 2002 subject to adjustments in Schedule 2 of the agreement.




ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

c)  Exhibits

10.1	Subscriber Acquisition Agreement between Registrant and Earthlink
10.2	Subscriber Acquisition Agreement between Registrant and Accentra


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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


						GREENHOLD GROUP, INC.
						Registrant


Date: April 1, 2002	     			By:  /s/ John Harris
                                                --------------------
                                                John Harris, President



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